Nexa Resources S.A. Form SD

EXHIBIT 2.01

UNCLASSIFIED - NON CLASSIFIÉ

Extractive Sector Transparency Measures Act - Annual Report

Reporting Entity Name	Nexa Resources S.A.				
Reporting Year	**From** 2025-01-01	**To:** 2025-12-31	**Date submitted**	2026-05-19	
Reporting Entity ESTMA Identification Number	E324915	◉ Original Submission ○ Amended Report			
Other Subsidiaries Included (optional field)	Nexa Resources Perú S.A.A., Nexa Resources Atacocha S.A.A., Nexa Resources El Porvenir S.A.C., Nexa Recursos Minerais SA.				
Not Consolidated					
Not Substituted					

Attestation by Reporting Entity

In accordance with the requirements of the ESTMA, and in particular section 9 thereof, I attest I have reviewed the information contained in the ESTMA report for the entity(ies) listed above. Based on my knowledge, and having exercised reasonable diligence, the information in the ESTMA report is true, accurate and complete in all material respects for the purposes of the Act, for the reporting year listed above.

Full Name of Director or Officer of Reporting Entity	**Jose Carlos Del Valle**	**Date**	*2026-05-15*
Position Title	**Senior Vice President of Finance and Group Chief Financial Officer**		

Extractive Sector Transparency Measures Act - Annual Report

Reporting Year	From:	To:	2025-12-31	
Reporting Entity Name	Nexa Resources S.A.			CAD
Reporting Entity ESTMA Identification Number	E324915			
Subsidiary Reporting Entities (if necessary)				

Payments by Payee

Country	Payee Name[1]	Taxes	Royalties	Fees	Bonuses	Infrastructure Improvement Payments	Total Amount paid to Payee	Notes[34]
Brazil	Federal Government of Brazil	250,000	10,270,000	530,000			**11,050,000**	BRL
Brazil	State of Mato Grosso			5,000,000			**5,000,000**	BRL
Brazil	State of Minas Gerais	70,000		40,000			**110,000**	BRL
Peru	Association of Artisanal Fishermen of Puerto Tambo de Mora				70,000.000		**70,000**	PEN
Peru	City of Chincha					330,000	**330,000**	PEN
Peru	City of Pasco					940,000	**940,000**	PEN
Peru	Community of Chavin				1,110,000		**1,110,000**	≈ PEN 942.000 | USD 528.000
Peru	Community of Chiuruco				270,000		**270,000**	PEN
Peru	Community of Huacamachay				110,000		**110,000**	PEN
Peru	Community of Joraoniyoc				390,000		**390,000**	≈ PEN 864.000 | USD 26.000
Peru	Community of La Quinua				80,000		**80,000**	PEN
Peru	Community of Machcan				780,000		**780,000**	≈ PEN 1.508.000 | USD 121.000
Peru	Community of San Francisco de Asís de Yarusyacán				610,000		**610,000**	PEN
Peru	Community of San Juan of Milpo				4,310,000		**4,310,000**	≈ PEN 10.530.000 | USD 10.000
Peru	Community of San Miguel				520,000		**520,000**	PEN
Peru	Community of San Ramon de Yanapampa				150,000		**150,000**	PEN
Peru	Community of Shipasbamba				310,000		**310,000**	≈ PEN 400.000 | USD 105.000
Peru	Government of Peru	181,360,000	16,770,000	30,780,000			**228,910,000**	≈ PEN 560.000.000 | USD 511.000

Additional Notes:

FX rate BRL to CAD 0.2489 (Financial year end exchange rate)
FX rate USD to CAD 1.3725 (Financial year end exchange rate)
FX rate PEN to CAD 0.4078 (Financial year end exchange rate)

Extractive Sector Transparency Measures Act - Annual Report

Reporting Year	**From:** 2025-01-01	**To:** 2025-12-31	
Reporting Entity Name	Nexa Resources S.A.	**Currency of the Report**	CAD
Reporting Entity ESTMA Identification Number	E324915		
Subsidiary Reporting Entities (if necessary)			

Payments by Project

Country	Project Name[1]	Taxes	Royalties	Fees	Bonuses	Infrastructure Improvement Payments	Total Amount paid by Project	Notes[23]
Brazil	Aripuana	10,000	6,390,000	5,030,000			**11,430,000**	BRL
Brazil	Carajás			10,000			**10,000**	BRL
Brazil	Morro Agudo			10,000			**10,000**	BRL
Brazil	Roosevelt			110,000			**110,000**	BRL
Brazil	Tapajós			50,000			**50,000**	BRL
Brazil	Vazante	160,000	3,880,000	350,000			**4,390,000**	BRL
Peru	Almacén			10,000			**10,000**	≈ PEN 3.800 | USD 8.900
Peru	Atacocha	14,090,000	1,830,000	9,500,000	1,410,000		**26,830,000**	≈ PEN 65.310.000 | USD 150.000
Peru	Cañon Florida			650,000			**650,000**	≈ PEN 1.520.000 | USD 26.000
Peru	Cerro Lindo	119,780,000	10,510,000	4,000,000	1,485,000	330,000	**136,105,000**	≈ PEN 331.240.000 | USD 749.000
Peru	Chambará			40,000			**40,000**	USD
Peru	El Porvenir	46,120,000	4,430,000	10,370,000	5,540,000	940,000	**67,400,000**	≈ PEN 165.160.000 | USD 32.000
Peru	Hilarion			850,000	275,000		**1,125,000**	≈ PEN 2.650.000 | USD 28.000
Peru	Huarangayoc			150,000			**150,000**	≈ PEN 140.000 | USD 6.000
Peru	Lancones			110,000			**110,000**	≈ PEN 540 | USD 80.000
Peru	Livias			10,000			**10,000**	≈ PEN 2.000 | USD 5.400
Peru	Los Perdidos			30,000			**30,000**	USD
Peru	Magistral			1,500,000			**1,500,000**	≈ PEN 3.510.000 | USD 50.000
Peru	Monica Lurdes			650,000			**650,000**	≈ PEN 1.409.000 | USD 52.000
Peru	Promise			10,000			**10,000**	≈ PEN 1.500 | USD 4.000
Peru	Pukaqaqa			1,000,000			**1,000,000**	PEN
Peru	Punta Morada			330,000			**330,000**	≈ PEN 737.000 | USD 23.000
Peru	Rumi Cobre 1			10,000			**10,000**	USD
Peru	Shalipayco	1,370,000					**1,370,000**	PEN
Peru	Sinaycocha			1,220,000			**1,220,000**	PEN
Peru	Talabaya			20,000			**20,000**	USD
Peru	Vanessa			320,000			**320,000**	≈ PEN 738.000 | USD 11.000

Extractive Sector Transparency Measures Act - Annual Report

Reporting Year	From:	2025-01-01	To:	2025-12-31		
Reporting Entity Name		Nexa Resources S.A.			Currency of the Report	CAD
Reporting Entity ESTMA Identification Number		E324915				
Subsidiary Reporting Entities (if necessary)						

Payments by Project

Country	Project Name[1]	Taxes	Royalties	Fees	Bonuses	Infrastructure Improvement Payments	Total Amount paid by Project	Notes[23]

Additional Notes[3]:	FX rate BRL to CAD 0.2489 (Financial year end exchange rate) FX rate USD to CAD 1.3725 (Financial year end exchange rate) FX rate PEN to CAD 0.4078 (Financial year end exchange rate)